EXHIBIT 4.2

                         FORM OF STOCK OPTION AGREEMENT

This Agreement made as of the 18th day of October, 1999.

BETWEEN:

                  (Name of Optionee), who has a residential address of__________
                  _____________________________________________________________.

                  (the "Optionee")

AND:

                  AYOTTE MUSIC INC., an Alberta Corporation with its head office at 2060 Pine Street, Vancouver, British Columbia, V6J 4P8

                  (the "Corporation")

WHEREAS:

1. The Corporation has established a Stock Option Plan (the "Plan"), which Plan was approved by the directors on August 30, 1996. The board of Directors of the Corporation will administer the Plan.

2. The Optionee is a director, officer, employee or consultant of the Corporation.

3. The Corporation wishes to maintain the continued services of, and to provide incentive to the Optionee and to this end is desirous of granting to the Optionee an option to purchase shares in the capital stock of the Corporation subject to the terms and conditions of the Plan.

NOW THEREFORE IN CONSIDERATION OF the covenants and agreements contained in this
Agreement,  and  other  good  and  valuable  considerations,   the  receipt  and
sufficiency of which is hereby acknowledged, the parties agree as follows:

1.       THE PLAN

The Plan is attached hereto as Schedule "A" and the Optionee acknowledges that the Optionee has read and understood the Plan and agrees to be bound by the terms and conditions of the Plan. All words and expressions defined in the Plan shall have the same meaning in this Agreement unless otherwise defined herein.

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2.       GRANTING OF OPTION

Upon the recommendation of the Board of Directors in accordance with the terms of the Plan, and subject to paragraph 4 hereof, the Corporation hereby grants to the Optionee a non-assignable, non- transferable. Option to purchase (Number of Shares) Common Shares of the Corporation (the "Option Shares"). The date on which the Option is granted is the date first written above (the "Option Date").

3.       EXERCISE PRICE OF OPTION SHARES

The price per Common Share at which Option Shares may be purchased upon the exercise of the Option (the "Option Price") is $_______________ per Common Share.

4.       TERM OF OPTION AND VESTING SCHEDULE

The Optionee may exercise the Option at any time before the end of business in Vancouver, British Columbia on October 18, 2002 while the Optionee is still a director, officer, employee or consultant of the Corporation, provided that in no circumstance will the Optionee be entitled to purchase more than one-third (1/3) of the total number of Option Shares referred to in paragraph 2 above in each of the first, second and third years of the term of this Option Agreement. Notwithstanding the foregoing, in the event that the Optionee ceases to be a director, officer or full time employee of the Corporation, or if the Optionee is no longer entitled to hold or exercise options pursuant to the Securities Laws of British Columbia of British Columbia or Alberta or the rules or Policies of the Canadian Venture Exchange (in each case to the extent that they are applicable to the Optionee), the Optionee will have 30 days from the date of ceasing to be a director, officer or full time employee or otherwise ceasing to be entitled to hold or exercise Options to exercise the Option.

5.       NOTICE TO EXERCISE

Subject to paragraph 4, the Optionee may exercise any portion of the Option exercisable hereunder during the term of the Option by providing written notice to the Corporation to that effect. Any such notice shall be dated the day it is delivered to the Corporation and shall specify the number of Common Shares with respect to which the Option is being exercised and shall be accompanied by a bank draft, money order or certified cheque drawn on a Canadian chartered bank in favour of the Corporation in full payment of the aggregate acquisition cost for the number of Common Shares then being purchased (collectively an "Exercise Notice"). A sample of a suitable Exercise Notice is attached hereto.

6.       DELIVERY OF COMMON SHARE CERTIFICATE

Within a reasonable time after receipt of the Exercise Notice the Corporation shall, subject to paragraph 7, deliver or cause to be delivered to the Optionee a Common Share certificate

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representing the number of shares with respect to which the Option was exercised and issued as of the date of the Exercise Notice.

7.       WITHHOLDING TAX

Whenever the Corporation proposes to deliver Common Shares under the Plan, the Corporation shall have the right to require the individual who is to receive the Common Shares to remit to the Corporation, prior to the delivery of any certificate(s) for such Common Shares, an amount sufficient to satisfy any federal, provincial and/or local tax withholding requirements.

8.       EFFECT OF CHANGE IN CONTROL

"Change in Control" is defined as the occurrence of:

         (a) as a result of the issuance of securities, amalgamation, takeover or other transaction or series of transactions, an acquisition, through one or more transactions, by any person or group of persons acting in concert, of the right to control or direct, directly or indirectly, 35% or more votes attributable to all outstanding voting securities; or

         (b) less than 51% of the members of the Board of Directors of the Corporation being comprised of persons who are directors of such board as of the date hereof except in the case where incumbent directors are replaced because of voluntary retirement or medial reasons.

In the event of a Change in Control of the Corporation, the Board of Directors may in its discretion, notwithstanding the provisions of paragraph 4 hereof, make any or all of the following adjustments:

         (a) provide that all Options granted pursuant to the Plan will become exercisable immediately upon such Change in Control (or such other time as the Board shall determine);

         (b) provide for the payment to the Optionee, upon surrender of the Option (or a portion thereof), of an amount in cash equal to:

                  (i) the aggregate fair market value of the Common Shares covered by such Option (or a portion thereof) on the date of surrender; minus

                  (ii) the aggregate exercise price the Optionee would be required to pay to purchase Common Shares had the Optionee exercised the Option, except that in not event will the Optionee have a right to receive with respect to any Option an amount in excess of the fair market value on the date of surrender of the total number of Common Shares;

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         (c)      make any other adjustments,  or take such other action, as the
                  Board of Directors, in its sole discretion, shall deem appropriate. In the event that the Board of Directors provides for the surrender of Options pursuant to clause (b) above, to the extent any Option is surrendered, it shall be deemed to have been exercised for purposes of paragraph 4.

9.       REGULATORY AUTHORITIES

The Optionee acknowledges that:

         (a) the Corporation is a reporting issuer in Canada and is subject to regulatory authorities therein and that the Common Shares are listed on The Canadian Venture Exchange;

         (b) the Plan, the grant of Options and the exercise of the Options may be subject to approval by all or a portion of the share-holders of the Corporation and by regulatory authorities;

         (c) the Common Shares acquired under this Agreement may be subject to certain restrictions on the resale or other dispositions of such Common Shares; and

         (d)      the Option may not be assigned or transferred.

Thus the Optionee agrees to be bound by any restrictions imposed on the granting or exercise of the Option or on the acquisition or disposition of Common Shares, as imposed by any regulatory authorities or any stock exchange on which the Common Shares are listed whether imposed before or after the granting of the Option.

10.      PLAN GOVERNS

In the event of an inconsistency between the terms of this Agreement and the Plan, the provisions of the Plan shall govern and apply, and the terms of this Agreement shall be modified accordingly.

11.      TIME

Time shall be of the essence of this Agreement.

12.      GOVERNING LAW

This Agreement and all rights hereunder shall be construed according to and be governed by the laws governing the Plan.

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IN WITNESS  WHEREOF the parties  hereto have executed these presents the day and year first written above.

AYOTTE MUSIC INC.

Per:______________________________
         Authorized Signatory

(Signature of Optionee)


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                                     SAMPLE

To:      Ayotte Music Inc.
         2060 Pine Street
         Vancouver, B.C.
         V6J 4P8

                     RE: NOTICE OF EXERCISE OF STOCK OPTION

I hereby exercise my option to purchase __________ Common Shares of Ayotte Music Inc. at Cdn. $_____________ per share in accordance with the terms of the Stock Option Agreement for an aggregate subscription price of Cdn. $_________________.

The share certificate should be issued to me at the following address:

I understand that the share certificate will be issued only upon receipt of payment by Ayotte Music Inc.

Complete the following only if applicable:

I authorize Ayotte Music Inc. to instruct the transfer agent to forward my share certificate to my stockbroker as follows:

Name of Stockbroker:____________________________________________________________

Name of Brokerage Firm:_________________________________________________________

Address of Firm:________________________________________________________________

Telephone Number:_______________________________________________________________

I enclose herewith my cheque payable to Ayotte Music Inc.  for Cdn. $__________.

Dated this _______ day of ____________________, 2000.

Signature:__________________________________________

Name:_______________________________________________


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                        SCHEDULE OF STOCK OPTIONS GRANTED

Name                            Number of Shares        Exercise Price (Cdn.$)
----                            ----------------        ----------------------

Michael Fugman                         100,000                   $0.10

Louis H.  Eisman                       150,000                   $0.10

Donald F.  Mazankowski                 100,000                   $0.10


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